Exhibit (C)(1) Confidential – Draft Subject to Change The blacked out information indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Discussion Materials of Perella Weinberg Partners, LP for Tadano Management, dated July 31, 2024. Project Lift Preliminary Valuation Considerations July 31, 2024

Confidential – Draft Subject to Change

Elevate Current Public Valuation

($ in millions)

PUBLIC MARKET OVERVIEW

Share Price as of 07/26/24	**$5.08**
% of 52-Wk High	*56.3%*
Diluted Shares Outstanding[(1)]	21.081
Equity Value	**$107**
Plus: Debt	91
Less: Cash	(5)
Plus: Non-Controlling Interest	10
Enterprise Value	**$204**

	CY			
Valuation	**2023A**	**2024E**	**2025E**	**2026E**
EV / EBITDA	6.9x	6.1x	5.8x	5.5x
EV / EBITDA Less SBC	7.5x	6.6x	6.3x	5.9x
P / E	8.3x	8.6x	7.7x	6.5x
Cash P / E	6.2x	7.6x	6.9x	6.2x

Leverage (LTM 3/31/24)	
Total Leverage	2.9x
Net Leverage	2.7x

Consensus Estimates	**2023A**	**2024E**	**2025E**	**2026E**
Net Revenue	**$291**	**$302**	**$323**	**$344**
% Growth	*6.4%*	*3.5%*	*7.1%*	*6.4%*
EBITDA	**$30**	**$33**	**$35**	**$37**
% Margin	*10.2%*	*11.0%*	*10.8%*	*10.9%*
EBITDA Less SBC[(2)]	**$27**	**$31**	**$32**	**$35**
% Margin	*9.4%*	*10.2%*	*10.0%*	*10.1%*
EPS	**$0.61**	**$0.59**	**$0.66**	**$0.78**
Cash EPS[(3)]	**$0.82**	**$0.67**	**$0.73**	**$0.82**

LTM PRICE PERFORMANCE


70%
45%
20%
(5%)
(30%)
Jul-23
Oct-23
Jan-24
Apr-24
Jul-24
Mfg.
21.2%
RUT
14.1%
Rental
6.3%
Elevate
(1.0%)

Research Price Target as of 07/26/24: $10.00

Source: FactSet as of 07/26/24

Notes: Consensus EBITDA is not burdened with stock-based compensation

(1) FDSO consists of 20.285M basic shares outstanding, 294k unvested RSUs, and 502K unvested CEO options/RSUs as of 3/31/24 calculated using the TSM

(2) SBC in the forecasted years is held flat at 2023 % of revenue of 0.8%

(3) Cash EPS included after-tax amortization per share; tax rate based on consensus estimates

P / W / P PERELLA WEINBERG PARTNERS

2

Confidential – Draft Subject to Change Summary Financials – Elevate ($ in millions) (1) Historical CAGR Research Estimates 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E 21A - '24E 24E - '28E Revenue $212 $274 $291 $302 $323 $344 $363 $381 9.3% 4.8% % Growth 26.3% 29.5% 6.4% 3.5% 7.1% 6.4% 5.6% 4.9% Op. Ex. (32) (38) (44) (45) (47) (48) (50) (52) % of Rev 15.4% 13.9% 15.2% 14.8% 14.4% 14.1% 13.8% 13.7% Adj. EBITDA $8 $21 $30 $33 $35 $37 $40 $42 42.7% 4.7% % Margin 3.8% 7.8% 10.1% 11.0% 10.8% 10.9% 11.0% 11.0% SBC (1) (2) (2) (2) (3) (3) (3) (3) % of Rev 0.5% 0.8% 0.8% 0.8% 0.8% 0.8% 0.8% 0.8% $7 $19 $27 $31 $32 $35 $37 $39 45.0% 4.7% Adj. EBITDA (Less SBC) % Margin 3.3% 7.0% 9.4% 10.2% 10.0% 10.1% 10.2% 10.2% D&A (4) (9) (11) (11) (11) (11) (11) (10) % of Rev 2.1% 3.4% 3.9% 3.7% 3.4% 3.1% 2.9% 2.7% Adj. EBIT $3 $10 $16 $19 $21 $24 $26 $28 65.2% 7.8% % Margin 1.2% 3.5% 5.4% 6.5% 6.6% 7.0% 7.2% 7.5% Capex 1 16 7 10 10 12 11 9 % of Rev 0.4% 5.9% 2.4% 3.3% 3.2% 3.4% 3.1% 2.3% Source: FactSet as of 07/26/24 Notes: Consensus EBITDA is not burdened with stock-based compensation; SBC in the forecasted years is held flat at 2023 % of revenue of 0.8% (1) Estimates based on research estimates 3

Confidential – Draft Subject to Change Illustrative Acquisition of Elevate at Various Prices ($ in millions, except per share data) Lift Elevate Various Offer Prices per Elevate Share Current Current $5.08 $5.25 $6.25 $6.50 $6.75 $7.00 $7.25 $7.50 $7.75 $8.00 $7.45 Premium / (Discount) to 07/26/24 Current Price ($5.08) -- 3% 23% 28% 33% 38% 43% 48% 53% 57% -- 90-Day VWAP ($5.82) (13%) (10%) 7% 12% 16% 20% 25% 29% 33% 38% (4%) 180-Day VWAP ($6.77) (25%) (23%) (8%) (4%) (0%) 3% 7% 11% 14% 18% (5%) 52-Week High ($9.16) (45%) (43%) (32%) (29%) (26%) (24%) (21%) (18%) (15%) (13%) (16%) Diluted Share Count 21.081 21.081 21.081 21.081 21.081 21.081 21.081 21.081 21.081 21.081 126.912 Equity Value @ 9/30/24 $107 $111 $132 $137 $142 $148 $153 $158 $163 $169 $946 (1) Plus: Debt 91 91 91 91 91 91 91 91 91 91 627 (1) Less: Cash (5) (5) (5) (5) (5) (5) (5) (5) (5) (5) (613) (1) Plus: NCI 10 10 10 10 10 10 10 10 10 10 -- (1) $204 $207 $228 $234 $239 $244 $249 $255 $260 $265 $960 Enterprise Value (2) Metric Metric EV / EBITDA : CY 2024E $31 6.6x 6.7x 7.4x 7.6x 7.8x 7.9x 8.1x 8.3x 8.4x 8.6x 5.4x $177 NTM 32 6.4x 6.5x 7.2x 7.4x 7.5x 7.7x 7.9x 8.0x 8.2x 8.4x 5.4x 178 CY 2025E 32 6.3x 6.4x 7.1x 7.2x 7.4x 7.6x 7.7x 7.9x 8.0x 8.2x 5.3x 179 (3) EV / EBITDA (Incl. Synergies) : CY 2024E $35 5.9x 6.0x 6.6x 6.7x 6.9x 7.0x 7.2x 7.3x 7.5x 7.6x 5.4x NTM 36 5.7x 5.8x 6.4x 6.6x 6.7x 6.8x 7.0x 7.1x 7.3x 7.4x 5.4x CY 2025E 36 5.6x 5.7x 6.3x 6.4x 6.6x 6.7x 6.9x 7.0x 7.2x 7.3x 5.3x Source: Filings, Estimates, Project Elevate BOD Process Update (06/24/24), FactSet as of 7/26/2024 Notes: (1) Debt, Cash, and NCI balances as of 3/31/24 (2) Adj. EBITDA less SBC (3) Run-rate synergies of $4M 4

Confidential – Draft Subject to Change Preliminary Valuation Overview § Initial valuation perspective based on research estimates (one broker, Northland Securities, providing current estimates) and balance sheet information as of 3/31/24 § Reviewed three valuation methodologies (Trading Comparables, Precedent Transactions, and Discounted Cash Flows) – Reviewed both manufacturing and rental comparable companies in development of analysis – Computed the NCI of the 30% in Rabern on a book value basis and illustrative market value § Initial synergy assumptions of $4.0 million per year based on illustrative elimination of public company costs of $1.0 million per quarter, grown at 3% per annum starting in 2026 – Management identified $4.5 million of annual public company synergies, yet to be diligenced – Analysis values Elevate on a standalone basis with and without synergies § Further analysis on the internal forecast, management perspectives, and appropriate DD will refine valuation perspectives 5

Confidential – Draft Subject to Change Summary Valuation Analysis – Book Value of NCI ($ in millions, except per share data) (5) Methodology Metric Multiple Enterprise Value Per Share Value Attributable to Elevate Current Lift Low High Low High (3) Price: $4.72 Offer Range $5.65 - $5.75 $6.25 - $6.50 $3.72 $9.16 52-Week Trading Range - For Ilustrative Purposes Only Public Trading Comps (1) Adj. EBITDA $6.37 $7.83 2024E $31 $231 $262 7.5x 8.5x (2) $35 $7.79 $9.44 w/ Run-rate Synergies $261 $296 $6.15 $7.68 2025E $32 $226 $259 7.0x 8.0x (2) $7.48 $9.20 w/ Run-rate Synergies $36 $254 $291 Precedent Transactions (1) $6.80 $8.22 LTM @ 9/30/24 $30 $240 $270 8.0x 9.0x (2) $8.32 $9.93 $34 w/ Run-rate Synergies $272 $306 Discounted Cash Flows Discount (1) Exit Multiple $6.08 $7.64 Research Estimate $225 $258 Rate Illustrative Purposes (4) $7.28 $9.00 w/ Synergies as Realized $250 $286 11.5% - 12.5% 7.5x – 8.5x Management Forecast Further Analysis to be Created w/ Synergies as Realized Sources: Filings, Project Elevate BOD Process Update (06/26/24), FactSet as of 07/26/2024 Notes: Fully Diluted Shares Outstanding of 21.081M as of 3/31/24 (1) Adj. EBITDA includes Consensus Adj. EBITDA burdened for SBC (forecasted years are held flat at 2023 % of revenue of 0.8%) (2) Run-rate synergies estimated at $4.0M (3) net offer range of $5.65 - $5.75; $0.29 estimated transaction expenses per share subtracted from gross offer of $6.00 (4) Incorporating realized synergies estimated at $4.0M and grown at 3% per annum starting 2026, phasing in at 50% in Year 1 (2025) and 100% in Year 2 (2026), with cost to achieve synergies equal to 100% in Year 1 (5) Equity value attributable to Elevate equal to implied enterprise value less consolidated net debt of $86M and $10M of NCI as of 03/31/2024 6

Confidential – Draft Subject to Change Summary Valuation Analysis – Market Value of NCI ($ in millions, except per share data) (5) Methodology Metric Multiple Enterprise Value Per Share Value Attributable to Elevate Current Lift Low High Low High (3) Price: $4.72 Offer Range $5.65 - $5.75 $6.25 - $6.50 $3.72 $9.16 52-Week Trading Range - For Ilustrative Purposes Only Public Trading Comps (1) Adj. EBITDA $5.72 $7.18 2024E $31 $231 $262 7.5x 8.5x (2) $7.14 $8.79 $35 w/ Run-rate Synergies $261 $296 $5.57 $7.10 2025E $32 $226 $259 7.0x 8.0x (2) $6.89 $8.62 $36 w/ Run-rate Synergies $254 $291 Precedent Transactions (1) $6.08 $7.50 LTM @ 9/30/24 $30 $240 $270 8.0x 9.0x (2) $7.59 $9.21 $34 w/ Run-rate Synergies $272 $306 Discounted Cash Flows Discount (1) Exit Multiple $5.43 $6.98 Research Estimate $225 $258 Rate Illustrative Purposes (4) $6.62 $8.35 w/ Synergies as Realized $250 $286 11.5% - 12.5% 7.5x – 8.5x Management Forecast Further Analysis to be Created w/ Synergies as Realized Sources: Filings, Project Elevate BOD Process Update (06/26/24), FactSet as of 07/26/2024 Notes: Fully Diluted Shares Outstanding of 21.081M as of 3/31/24 (1) Adj. EBITDA includes Consensus Adj. EBITDA burdened for SBC (forecasted years are held flat at 2023 % of revenue of 0.8%) (2) Run-rate synergies estimated at $4.0M (3) net offer range of $5.65 - $5.75; $0.29 estimated transaction expenses per share subtracted from gross offer of $6.00 (4) Incorporating realized synergies estimated at $4.0M and grown at 3% per annum starting 2026, phasing in at 50% in Year 1 (2025) and 100% in Year 2 (2026), with cost to achieve synergies equal to 100% in Year 1 (5) Equity value attributable to Elevate equal to implied enterprise value less consolidated net debt of $86M and the estimated market value of the NCI attributable to Steve Berner’s 30% stake in Rabern, calculated by multiplying $3M of estimated EBITDA attributable to Rabern by the mid-point EV / EBITDA multiple for each respective method 7

Confidential – Draft Subject to Change Accretion / Dilution Analysis ($ in millions, except per share data) Assumes transaction close of 09/30/24; Assumes Elevate debt refinance and removal of $4M in public company costs TRANSACTION SUMMARY ACCRETION / (DILUTION) ANALYSIS Year 1 Year 2 Offer Price $6.50 CY2025E CY2026E % Premium to Current 28% Net Income Attr. To Lift $73 $80 FDSO 21.081 Elevate EBIT (Incl. SBC) $21 $24 Equity Value $137 (4) 2 4 Plus: Synergies (4) Net Debt 86 (4) -- Less: Cost to Achieve Synergies (1) (5) (1) (1) $223 Less: Transaction Amortization Transaction Enterprise Value (6) (4) (1) Less: Net Interest Expense TEV / 2025E EBITDA 6.9x Incremental EBT $15 $26 Less: Taxes (4) (7) Tax Rate 25% 25% Sources Uses Incremental Net Income $11 $20% % Less: Elevate Net Income Attributable to NCI (1) (1) Incremental Net Income Attributable to Elevate $10 $19 (2) Balance Sheet Cash $128 $118 60% Elevate Equity 55% Pro Forma Net Income $83 $99 Refinanced Debt 86 Elevate Debt Refinance 86 40% 40% Plus: After-tax cost to achieve synergies 3 -- PF Adjusted Net Income $86 $99 Transaction Expenses 10 5% Plus: After-Tax Elevate Amortization 2 2 Total Sources $214 Total Uses $214 Plus: After-Tax Transaction Amortization 1 1 PF Adjusted Cash Net Income $89 $102 Lift Standalone EPS $0.57 $0.63 PRO FORMA CAPITALIZATION (5) Pro Forma Adj. EPS $0.68 $0.78 Adj. EPS Accretion / (Dilution) - $ $0.10 $0.15 Adj. EPS Accretion / (Dilution) - % 18.2% 23.5% PF Lift Elevate Lift Standalone Cash EPS $0.57 $0.63 09/30/24E 09/30/24E Adj. 09/30/24E 12/31/25E 12/31/26E Pro Forma Cash EPS $0.70 $0.80 (3) Cash EPS Accretion / (Dilution) - $ $0.13 $0.17 $613 $5 ($128) $490 $490 $544 Cash Cash EPS Accretion / (Dilution) - % 22.0% 27.0% Existing Debt $627 $86 ($86) $627 $627 $627 2025E Adj. EPS Accretion / (Dilution) by Offer Price and Synergies New Debt 86 86 20 -- Total Debt $627 $86 -- $713 $647 $627 Offer Price Net Debt $14 $81 $128 $223 $157 $82 $5.75 $6.00 $6.25 $6.50 $6.75 EBITDA $171 $30 $201 $212 $214 -- 16.5% 16.4% 16.3% 16.2% 16.1% EBITDA (Incl. Run-rate Syn.) $205 $216 $218 $2 17.5% 17.4% 17.3% 17.2% 17.1% Run-rate Debt / EBITDA 3.7x 2.9x 3.6x 3.1x 2.9x $4 18.5% 18.4% 18.3% 18.2% 18.1% Synergies Debt / EBITDA (Incl. Run-rate Syn.) 3.5x 3.0x 2.9x $6 19.5% 19.4% 19.3% 19.2% 19.1% Net Debt / EBITDA 0.1x 2.7x 1.1x 0.7x 0.4x $8 20.5% 20.4% 20.3% 20.2% 20.1% Net Debt / EBITDA (Incl. Run-rate Syn.) 1.1x 0.7x 0.4x Source: Filings, PWP estimates, Project Elevate BOD Process Update (06/24/24), FactSet as of 7/26/2024 Notes: Elevate financials include 100% of Rabern contribution; assumes 25% PF tax rate (1) Excludes $10M of NCI; (2) Calculated using the FDSO of 21.081M shares less 2.951M shares Lift already owns; (3) Assumes 9 mo. ended 09/30/24 FCF + CapEx + Dividends of ($55M) for Lift; (4) Assumes $4M of removal of public costs beginning in 2025 and grown at 3% per annum starting in 2026, phased in at 50% in Year 1 (2025) and 100% in Year 2 (2026) with 100% costs to achieve in Year 1; (5) Assumes $0.8M annual transaction amortization based on $51M excess purchase price, 15% of excess purchase price allocated to identifiable intangibles, and ten-year amortization period; (6) Interest expense assumed to be S + 150 where SOFR is assumed to be at 5.35% 8

Confidential – Draft Subject to Change

Peer Benchmarking Detail

($ in millions)

Company	Share Price as of 07/26/24 USD	Share Price as of 07/26/24 Local	% 52-Wk High	Market Cap.	Enterprise Value	EV / EBITDA CY24E	EV / EBITDA NTM	EV / EBITDA CY25E	P / E CY24E	P / E NTM	P / E CY25E	CY2024E EBITDA Margin	Total Debt / LTM EBITDA	Net Debt / LTM EBITDA	Average EV / NTM EBITDA L10Y	Average EV / NTM EBITDA L5Y	Average EV / NTM EBITDA L3Y	Average EV / NTM EBITDA LTM	Average EV / NTM EBITDA YTD	'18A-'23A Organic Rev. CAGR[1]	'23A-'25E Rev. Growth CAGR
Equipment Manufacturers																					
Konecranes	65.14	€60.00	99%	$5,159	$5,474	8.9x	8.6x	8.5x	13.5x	13.0x	12.7x	13.9%	1.5x	0.5x	8.1x	7.2x	6.9x	6.9x	7.6x	4.7%	2.4%
Terex	66.76	$66.76	98%	4,533	4,892	7.0x	6.7x	7.3x	9.3x	9.5x	9.7x	14.0%	1.0x	0.5x	8.9x	8.5x	6.6x	5.8x	5.9x	0.1%	0.5%
Hyster-Yale	78.14	$78.14	96%	1,375	1,804	6.5x	6.2x	7.3x	9.4x	10.1x	10.6x	7.2%	1.7x	1.4x	9.7x	11.3x	11.3x	5.7x	5.8x	5.3%	2.2%
Tadano	7.45	¥1,144.00	84%	$946	$941	5.3x	5.3x	5.2x	15.0x	13.8x	13.0x	9.0%	3.6x	(0.0x)	6.6x	7.9x	6.6x	6.1x	5.8x	8.3%	4.3%
Palfinger	24.97	€23.00	86%	868	1,703	6.7x	5.8x	5.2x	10.9x	7.8x	6.4x	10.1%	3.0x	2.8x	8.1x	7.0x	6.4x	5.9x	5.9x	8.6%	2.4%
Manitowoc	12.98	$12.98	67%	468	898	6.1x	5.6x	6.1x	11.4x	11.0x	10.6x	7.0%	2.8x	2.6x	8.6x	6.6x	6.0x	5.5x	5.4x	3.8%	2.3%
Astec	35.24	$35.24	63%	805	876	9.5x	8.4x	8.2x	16.0x	13.6x	12.2x	7.3%	1.3x	0.7x	9.8x	10.5x	9.5x	8.4x	8.3x	1.4%	0.2%
Miller Industries	66.19	$66.19	99%	765	794	7.1x	7.3x	7.7x	10.0x	10.4x	10.7x	8.7%	0.5x	0.3x	6.7x	6.8x	6.7x	6.5x	6.0x	10.1%	10.0%
Mean			86%			7.1x	6.7x	6.9x	11.9x	11.1x	10.7x	9.7%	1.9x	1.1x	8.3x	8.2x	7.5x	6.3x	6.3x	5.3%	3.0%
Median			91%			6.8x	6.5x	7.3x	11.2x	10.7x	10.7x	8.9%	1.6x	0.6x	8.4x	7.6x	6.7x	6.0x	5.9x	5.0%	2.3%
Equipment Rental																					
United Rentals	752.21	$752.21	95%	$50,181	$63,591	9.0x	8.8x	8.6x	17.0x	16.2x	15.7x	46.6%	2.0x	1.9x	6.1x	6.6x	6.8x	7.4x	8.1x	12.2%[2]	5.5%
Ashtead Group	70.10	£54.54	88%	30,810	38,670	9.1x	8.7x	8.4x	18.0x	17.4x	16.4x	37.9%	1.9x	1.9x	7.4x	8.6x	8.8x	8.3x	8.6x	11.6%	5.5%
WillScot Mobile Mini	41.00	$41.00	79%	7,916	11,647	10.7x	10.1x	9.7x	21.9x	18.5x	16.5x	43.5%	3.4x	3.4x	10.8x	11.4x	12.4x	10.7x	10.6x	11.1%	6.8%
Herc Holdings	154.24	$154.24	90%	4,396	9,138	5.9x	5.8x	5.6x	11.3x	10.8x	10.5x	44.0%	3.2x	3.1x	5.5x	5.4x	5.5x	5.3x	5.5x	7.6%	5.7%
H&E Equipment Services	53.27	$53.27	80%	1,948	3,643	5.2x	5.1x	5.0x	12.5x	11.4x	10.6x	44.4%	2.4x	2.4x	5.3x	5.1x	5.0x	4.8x	5.0x	3.5%	5.4%
McGrath RentCorp	111.02	$111.02	85%	2,727	3,512	10.6x	10.2x	9.9x	22.4x	19.8x	18.2x	38.2%	2.4x	2.3x	8.3x	9.2x	9.7x	10.3x	10.6x	10.8%	4.8%
Custom One Truck Source	5.17	$5.17	69%	1,243	3,545	8.9x	8.5x	8.2x	34.5x	28.5x	25.2x	20.3%	5.5x	5.5x	8.2x	8.2x	8.5x	8.0x	8.1x	[2] NA	5.4%
Alta Equipment Group	10.85	$10.85	60%	359	1,551	7.9x	7.5x	7.2x	32.9x	27.7x	24.7x	9.9%	6.1x	6.0x	7.5x	7.5x	7.8x	7.5x	7.3x	11.7%	5.2%
Mean			81%			8.4x	8.1x	7.8x	21.3x	18.8x	17.2x	35.6%	3.4x	3.3x	7.4x	7.7x	8.1x	7.8x	8.0x	9.8%	5.5%
Median			83%			8.9x	8.6x	8.3x	20.0x	17.9x	16.5x	40.8%	2.8x	2.8x	7.5x	7.9x	8.1x	7.7x	8.1x	11.1%	5.5%
Elevate	5.08	$5.08	55%	108	204	6.6x	6.4x	6.3x	8.6x	8.1x	7.7x	10.2%	2.9x	2.7x	10.1x	10.3x	9.8x	7.6x	7.6x	1.7%	5.3%

Source: Company filings, Equity Research, FactSet as of 7/26/2024

Note: Konecranes, Cargotec, Palfinger, and Ashtead financials adjusted to pre-IFRS 16 where applicable; all comps are post-SBC

(1) Represents reported revenue where organic revenue is unavailable

(2) Represents '19A – '23A Organic Revenue CAGR due to lack of sufficient data

P / W / P

PERELLA WEINBERG PARTNERS

9

Confidential – Draft Subject to Change Selected Precedent Transactions EV / LTM EBITDA Equipment Manufacturing Equipment Rental Mean: 9.8x Mean: 6.4x Median: 9.4x Median: 6.4x 12.2x 10.9x 10.5x 9.5x 9.4x 9.1x 9.0x 9.0x 8.9x 8.9x 6.7x 6.5x 6.5x 6.4x 4.8x 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 Acq. Target Ann. Jul-24 May-23 Apr-21 Dec-20 Dec-19 Feb-19 Feb-19 Jun-17 May-16 Mar-24 Nov-22 Apr-21 Nov-19 Jun-19 Sep-18 Date EV ($B) $2.0 $0.8 $1.5 $1.2 $0.1 $0.7 $0.2 $5.2 $1.6 $1.1 $2.0 $1.0 $1.0 $1.0 $2.1 Source: Company filings, press releases, FactSet, Wall Street Research 10

Confidential – Draft Subject to Change

Illustrative DCF Analysis – *Research Estimates*

($ in millions except per share data)

	Research Estimates					PWP Extrapolation
	3 Mo Ended	Fiscal Year Ending December 31,				
	Dec-24E	2025E	2026E	2027E	2028E	2029E
Revenue	$81	$323	$344	$363	$381	$392
% Growth		*7.1%*	*6.4%*	*5.6%*	*4.9%*	*3.0%*
Consensus Adj. EBITDA	$9	$35	$37	$40	$42	$43
% Margin	*11.1%*	*10.8%*	*10.9%*	*11.0%*	*11.0%*	*11.0%*
Less: SBC	(1)	(3)	(3)	(3)	(3)	(3)
Adj. EBITDA	$8	$32	$35	$37	$39	$40
Less: D&A	(3)	(11)	(11)	(11)	(10)	(9)
Adj. EBIT	$6	$21	$24	$26	$28	$31
Less: Taxes	(1)	(5)	(6)	(7)	(7)	(8)
Tax Rate	*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*
Tax-effected EBIT	4	16	18	20	21	23
Plus: D&A	3	11	11	11	10	9
Less: Increase in NWC	(7)	(1)	(4)	(3)	(3)	(2)
Less: Capex	(2)	(10)	(12)	(11)	(9)	(9)
Unlevered Free Cash Flow	($2)	$15	$13	$16	$20	$21

Perpetuity Growth

WACC	PV of FCFs	PV of TV @ Various Perp. Growth Rates 2.5%	3.0%	3.5%	Enterprise Value @ Various Perp. Growth Rates 2.5%	3.0%	3.5%	Net Debt & NCI[2]	Equity Value @ Various Perp. Growth Rates 2.5%	3.0%	3.5%	FDSO[3]	Implied Value Per Share 2.5%	3.0%	3.5%
11.50%	$60	$156	$166	$177	$216	$226	$237	(97)	$119	$129	$140	21.081	$5.65	$6.12	$6.65
12.00%	59	144	153	163	204	212	222	(97)	107	116	126	21.081	5.07	5.49	5.95
12.50%	58	134	142	151	193	200	209	(97)	96	104	113	21.081	4.56	4.93	5.34

Exit Multiple

WACC	PV of FCFs	PV of TV @ Various Exit Multiples 7.5x	8.0x	8.5x	Enterprise Value @ Various Exit Multiples 7.5x	8.0x	8.5x	Net Debt & NCI[2]	Equity Value @ Various Exit Multiples 7.0x	7.5x	8.0x	FDSO[3]	Implied Value Per Share[4] 7.5x	8.0x	8.5x
11.50%	$60	$174	$186	$198	$234	$246	$258	(97)	$138	$149	$161	21.081	$6.53	$7.08	$7.64
12.00%	59	170	182	193	230	241	252	(97)	133	144	156	21.081	6.30	6.84	7.38
12.50%	58	166	178	189	225	236	247	(97)	128	139	150	21.081	6.08	6.61	7.14

Source: Filings, PWP estimates, Project Elevate BOD Process Update (06/24/24), FactSet as of 7/26/2024

Notes: Discounted to 09/30/24 utilizing mid-year convention for projection period cash flows and end-year period for terminal value; financials include 100% contribution of Rabern business

(1) Consolidated net debt of $86M and NCI of $10M as of 03/31/2024

(2) FDSO consists of 20.285M shares outstanding, 294k unvested RSUs, and 502K unvested CEO options/RSUs as of 3/31/24 calculated using the TSM

(3) Based on EV / NTM EBITDA terminal multiple

P / W / P

PERELLA WEINBERG PARTNERS

11

Confidential – Draft Subject to Change

Illustrative DCF Analysis – *Research Estimates (Incl. Removal of Public Company Costs)*

($ in millions except per share data)

	Research Estimates					PWP Extrapolation
	3 Mo Ended	Fiscal Year Ending December 31,				
	Dec-24E	2025E	2026E	2027E	2028E	2029E
Revenue	**$81**	**$323**	**$344**	**$363**	**$381**	**$392**
% Growth		*7.1%*	*6.4%*	*5.6%*	*4.9%*	*3.0%*
Consensus Adj. EBITDA	**$9**	**$35**	**$37**	**$40**	**$42**	**$43**
% Margin	*11.1%*	*10.8%*	*10.9%*	*11.0%*	*11.0%*	*11.0%*
Less: SBC	(1)	(3)	(3)	(3)	(3)	(3)
Adj. EBITDA	**$8**	**$32**	**$35**	**$37**	**$39**	**$40**
Plus: Net Cost Synergies[1]	--	(2)	4	4	4	4
PF Adj. EBITDA	**$8**	**$30**	**$39**	**$41**	**$43**	**$44**
Less: D&A	(3)	(11)	(11)	(11)	(10)	(9)
Adj. EBIT	**$6**	**$19**	**$28**	**$31**	**$33**	**$35**
Less: Taxes	(1)	(5)	(7)	(8)	(8)	(9)
Tax Rate	*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*	*25.0%*
Tax-effected EBIT	**4**	**15**	**21**	**23**	**24**	**26**
Plus: D&A	3	11	11	11	10	9
Less: Increase in NWC	(7)	(1)	(4)	(3)	(3)	(2)
Less: Capex	(2)	(10)	(12)	(11)	(9)	(9)
Unlevered Free Cash Flow	**($2)**	**$14**	**$16**	**$19**	**$23**	**$24**

Perpetuity Growth

		PV of TV @ Various Perp. Growth Rates			Enterprise Value @ Various Perp. Growth Rates				Equity Value @ Various Perp. Growth Rates				Implied Value Per Share		
WACC	PV of FCFs	2.5%	3.0%	3.5%	2.5%	3.0%	3.5%	Net Debt & NCI[2]	2.5%	3.0%	3.5%	FDSO[3]	2.5%	3.0%	3.5%
11.50%	$60	$178	$189	$202	$245	$256	$269	(97)	$148	$160	$173	21.081	$7.04	$7.58	$8.19
12.00%	59	165	175	186	231	241	252	(97)	135	145	156	21.081	6.39	6.86	7.39
12.50%	58	153	162	172	219	228	238	(97)	122	131	141	21.081	5.80	6.22	6.69

Exit Multiple

		PV of TV @ Various Exit Multiples			Enterprise Value @ Various Exit Multiples				Equity Value @ Various Exit Multiples				Implied Value Per Share[4]		
WACC	PV of FCFs	7.5x	8.0x	8.5x	7.5x	8.0x	8.5x	Net Debt & NCI[2]	7.0x	7.5x	8.0x	FDSO[3]	7.5x	8.0x	8.5x
11.50%	$67	$193	$206	$219	$261	$273	$286	(97)	$164	$177	$190	21.081	$7.78	$8.39	$9.00
12.00%	67	189	201	214	255	268	280	(97)	159	171	184	21.081	7.52	8.12	8.72
12.50%	66	184	197	209	250	262	275	(97)	153	166	178	21.081	7.28	7.86	8.44

Source: Filings, PWP estimates, Project Elevate BOD Process Update (06/24/24), FactSet as of 7/26/2024

Notes: Discounted to 09/30/24 utilizing mid-year convention for projection period cash flows and end-year period for terminal value; financials include 100% contribution of Rabern business

(1) Assumes $4M of removal of public costs beginning in 2025 and grown at 3% per annum starting in 2026, phased in at 50% in Year 1 (2025) and 100% in Year 2 (2026) with 100% costs to achieve in Year 1; (2) Consolidated net debt of $86M and NCI of $10M as of 03/31/2024; (3) FDSO consists of 20.285M shares outstanding, 294k unvested RSUs, and 502K unvested CEO options/RSUs as of 3/31/24 calculated using the TSM; (4) Based on EV / NTM EBITDA terminal multiple

P / W / P
PERELLA WEINBERG PARTNERS

12

Confidential – Draft Subject to Change Appendix: Supporting Schedules

Confidential – Draft Subject to Change Summary Forecast – Without Synergies ($ in millions) PWP CAGR Historical Consensus Estimates Extr. 2021A 2022A 2023A Q1'24A Q2-Q4'24E 2024E 2025E 2026E 2027E 2028E 2029E '21-'24E '24E - '29E Revenue $212 $274 $291 $73 $228 $302 $323 $344 $363 $381 $392 12.6% 5.4% % Growth 29.5% 6.4% 3.5% 7.1% 6.4% 5.6% 4.9% 3.0% Less: Cost of Sales (175) (224) (229) (56) (179) (235) (252) (269) (283) (297) (306) Adj. Gross Profit $36 $50 $62 $17 $50 $67 $71 $75 $79 $84 $86 22.6% 5.3% % Margin 17.1% 18.3% 21.4% 23.0% 21.8% 22.1% 21.8% 21.9% 21.9% 21.9% 21.9% Operating Expenses (1) Less: SG&A (30) (37) (43) (11) (32) (44) (45) (47) (49) (50) (50) % of Revenue 14.3% 13.7% 14.8% 15.1% 14.2% 14.4% 14.0% 13.7% 13.4% 13.2% 12.9% Less: R&D (3) (3) (3) (1) (3) (4) (4) (4) (4) (5) (5) % of Revenue 1.6% 1.1% 1.2% 1.2% 1.2% 1.2% 1.2% 1.2% 1.2% 1.3% 1.3% Plus: Synergies -- -- -- -- -- -- -- -- -- -- -- % of Revenue -- -- -- -- -- -- -- -- -- -- -- Total Operating Expenses (34) (40) (46) (12) (35) (47) (49) (51) (53) (55) (55) Adj. EBIT $3 $10 $16 $5 $15 $19 $21 $24 $26 $28 $31 95.4% 9.4% % Margin 1.2% 3.5% 5.4% 6.8% 6.4% 6.5% 6.6% 7.0% 7.2% 7.5% 7.8% Plus: Depreciation 2 7 8 2 7 9 9 10 10 10 9 2 3 3 1 1 2 2 1 1 1 1 Plus: Amortization Adj. EBITDA $7 $19 $27 $8 $23 $31 $32 $35 $37 $39 $40 64.2% 5.4% % Margin 3.3% 7.0% 9.4% 10.6% 10.1% 10.2% 10.0% 10.1% 10.2% 10.2% 10.2% Memo: NWC $40 $55 $69 $55 $66 $76 $77 $81 $85 $88 $90 Capex $1 $16 $7 $3 $7 $10 $10 $12 $11 $9 $9 SBC ($1) ($2) ($2) ($1) ($2) ($2) ($3) ($3) ($3) ($3) ($3) Sources: FactSet as of 07/26/2024 Notes: Financials include 100% of Rabern contribution (1) SG&A is burdened for estimates of stock-based compensation. Consensus estimates for stock-based compensation are not provided. As such, these costs are 14 estimated in the forecast based on 2023 % of revenue

Confidential – Draft Subject to Change Summary Forecast – With Synergies ($ in millions) PWP CAGR Historical Consensus Estimates Extr. 2021A 2022A 2023A Q1'24A Q2-Q4'24E 2024E 2025E 2026E 2027E 2028E 2029E '21-'24E '24E - '29E Revenue $212 $274 $291 $73 $228 $302 $323 $344 $363 $381 $392 12.6% 5.4% % Growth 29.5% 6.4% 3.5% 7.1% 6.4% 5.6% 4.9% 3.0% Less: Cost of Sales (175) (224) (229) (56) (179) (235) (252) (269) (283) (297) (306) Adj. Gross Profit $36 $50 $62 $17 $50 $67 $71 $75 $79 $84 $86 22.6% 5.3% % Margin 17.1% 18.3% 21.4% 23.0% 21.8% 22.1% 21.8% 21.9% 21.9% 21.9% 21.9% Operating Expenses (1) Less: SG&A (30) (37) (43) (11) (32) (44) (45) (47) (49) (50) (50) % of Revenue 14.3% 13.7% 14.8% 15.1% 14.2% 14.4% 14.0% 13.7% 13.4% 13.2% 12.9% Less: R&D (3) (3) (3) (1) (3) (4) (4) (4) (4) (5) (5) % of Revenue 1.6% 1.1% 1.2% 1.2% 1.2% 1.2% 1.2% 1.2% 1.2% 1.3% 1.3% (2) Plus: Synergies -- -- -- -- -- -- (2) 4 4 4 4 % of Revenue -- -- -- -- -- (0.6%) 1.2% 1.2% 1.1% 1.1% -- Total Operating Expenses (34) (40) (46) (12) (35) (47) (51) (47) (49) (51) (51) Adj. EBIT $3 $10 $16 $5 $15 $19 $19 $28 $31 $33 $35 95.4% 12.3% % Margin 1.2% 3.5% 5.4% 6.8% 6.4% 6.5% 6.0% 8.2% 8.4% 8.6% 8.9% 2 7 8 2 7 9 9 10 10 10 9 Plus: Depreciation Plus: Amortization 2 3 3 1 1 2 2 1 1 1 1 $7 $19 $27 $8 $23 $31 $30 $39 $41 $43 $44 64.2% 7.5% Adj. EBITDA % Margin 3.3% 7.0% 9.4% 10.6% 10.1% 10.2% 9.4% 11.3% 11.3% 11.3% 11.3% Memo: NWC $40 $55 $69 $55 $66 $76 $77 $81 $85 $88 $90 Capex $1 $16 $7 $3 $7 $10 $10 $12 $11 $9 $9 (3) SBC ($1) ($2) ($2) ($1) ($2) ($2) ($3) ($3) ($3) ($3) ($3) Sources: FactSet as of 07/26/2024 Notes: Financials include 100% of Rabern contribution (1) SG&A is burdened for estimates of stock-based compensation. Consensus estimates for stock-based compensation are not provided. As such, these costs are estimated in the forecast based on 2023 % of revenue 15 (2) Synergies estimated at $4M and forecasted to grow at 3.0% per annum starting in 2026

Confidential – Draft Subject to Change Legal Disclosures This Presentation has been provided to you by Perella Weinberg Partners and its affiliates (collectively “Perella Weinberg Partners” or the “Firm”) and may not be used or relied upon for any purpose without the written consent of Perella Weinberg Partners. The information contained herein (the “Information”) is confidential information. By accepting this Information, you agree that you will, and you will cause your directors, partners, officers, employees, attorney(s), agents and representatives to, use the Information only for your informational purposes and for no other purpose and will not divulge any such Information to any other party. Any reproduction of this Information, in whole or in part, is prohibited. These contents are proprietary information and products of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor's own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. Nothing contained herein should be construed as tax, accounting or legal advice. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. Perella Weinberg Partners LP and Tudor, Pickering, Holt & Co. Securities, LLC are each members of FINRA (www.finra.org) and SIPC. 16